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                                                                   EXHIBIT 10.43


                                    AMENDMENT
                                       TO
                     CONSULTING AND NONCOMPETITION AGREEMENT

     THIS AMENDMENT is made as of the 24th day of November, 1998 by Roger M. Wheeler, Jr., (the "Consultant") and Florida Gaming Centers, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Consultant and the Company executed a Consulting and Noncompetition Agreement dated December 31, 1996 (the "Agreement").

     WHEREAS, a dispute has arisen regarding the Agreement and a lawsuit has been filed in the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, WHEELER V. FLORIDA GAMING CENTERS, Case No. 98-05568 CA 25;

     WHEREAS, the Consultant and the Company desire to modify and amend the Agreement as provided herein to resolve the lawsuit;

     NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Agreement.

     2. MODIFICATION AGREEMENT. The Agreement is hereby modified and amended as follows:

     (a) Upon execution hereof, the Company shall pay Consultant the sum of Seventy-five Thousand and No/100 ($75,000), which represents past due consulting fees due under the terms of the Agreement and the pre-payment of the revised consulting fees referenced in subsection (b) below for the months of November and December, 1998.

     (b) The first three lines of Paragraph 1 of the Agreement are hereby amended in their entirety to read as follows: "In consideration of the Company's purchase of the Assets from Seller and the additional consideration described below, the Consultant agrees for a period of ten years from the date of this Amendment..."

     (c) Paragraph 1(a)(1) and (2) are hereby deleted in their entirety and the following substituted in their stead:

         (a) Pay to the Consultant a fee (the "Consulting Fee") as follows:


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              (1) Six thousand dollars ($6,000) per month during the first five years of the term (the "First Term") of this Agreement, payable on the last day of each calendar month, commencing January 1, 1999 and ending with the last installment payment of $6,000 due on December 31, 2003.

              (2) Four thousand fifty dollars ($4,050) per month for the final five years of the term (the "Second Term") of this Agreement, payable on the last day of each calendar month, commencing January 1, 2004 and ending with the last installment payment of $4,050 due on December 31, 2008.

     (d) Paragraph 5 of the Agreement is hereby amended to add subsections (i) and (j) as follows:

     (i) PREPAYMENTS. The Company shall have the right at any time during the term of this Agreement to prepay its obligations by paying Consultant fifty percent (50%) of the current outstanding balance of its obligations under Paragraphs 1 hereof. The outstanding balance of the consulting fees referenced in Paragraph 1(a)(1)shall be calculated by multiplying $6,000 by the number of months, if any, remaining in the First Term. The outstanding balance due with respect to the consulting fees referenced in Paragraph 1(a)(2) shall be calculated by multiplying $4,050 by the number of months remaining in the Second Term of the Agreement. Upon such prepayment, the Company and the Consultant shall be relieved of any further obligations under this Agreement.

     (j) DEFAULT BY COMPANY. Upon any default by Company in the payment of the amounts due hereunder, the Consultant shall give written notice to the Company at Florida Gaming Centers, Inc., 3500 N.W. 37th Avenue, Miami, Florida 33142 and to R. James Straus, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202-3363,via hand-delivery, overnight delivery by a nationally recognized overnight courier service which obtains delivery receipts, or certified mail, postage prepaid, return receipt requested. Such notice shall be effective upon delivery, as evidenced by the date upon the delivery receipt. The Company shall have a period of ninety (90) days thereafter to cure any such default. Upon any failure by the Company to cure the default within such period, the Consultant shall be entitled to the entry of a judgment by the Court in the amount of fifty percent (50%) of the current outstanding balance of the Company's obligations under Paragraph 1, calculated as set forth above, EX PARTE and in the form of the judgment attached as Exhibit "A".

     3. EXTENT OF AMENDMENT. Except as expressly amended hereby, all terms and provisions of the Agreement shall remain in full force and effect without modification. This Amendment shall control over any conflicting provisions of the Agreement.

     4. MISCELLANEOUS. This Amendment shall inure to the benefit of,

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and be binding upon, the parties hereto and their respective legal representatives, successors and assigns. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to principles of conflicts of law. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one agreement. Captions and section headings contained in this Amendment are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Amendment nor the intent of any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the respective dates set forth below.

                                            COMPANY:

Witnesses:                                  FLORIDA GAMING CENTERS, INC. a
                                            Florida Corporation

                                            By
---------------------------------              ---------------------------------
                                               Name:
                                               Title:
                                            Dated: November 24, 1998


                                            CONSULTANT:

                                            By
----------------------------------            ----------------------------------
                                              Roger M. Wheeler, Jr.
----------------------------------
                                              Dated: November 9, 1998



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                                                     IN THE CIRCUIT COURT OF THE
                                                    11TH JUDICIAL CIRCUIT IN AND
                                                        FOR DADE COUNTY, FLORIDA

                                                   GENERAL JURISDICTION DIVISION

                                                      CASE NO:  98-05568 CA (25)

ROGER M. WHEELER, JR.

     Plaintiff,

vs.

FLORIDA GAMING CENTERS, INC.,

Defendant.
-----------------------------



                         EX PARTE JUDGMENT AFTER DEFAULT
                           UNDER SETTLEMENT AGREEMENT

     THIS CAUSE was before the Court upon the verified motion of the plaintiff, Roger M. Wheeler Jr., for the entry of judgment EX PARTE following a default in payment under the "Amendment to Consulting and Noncompetition Agreement", a settlement agreement, in this action In accordance with paragraph 2(d)j) of that Amendment, judgment is hereby entered in favor of plaintiff, and against defendant, in the sum of $ , with post judgment interest from and after this dare as provided by law, for which let execution issue.

                           -----------------------
                           CIRCUIT JUDGE


Copies furnished to:
Counsel of record

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